SkyWater Technology Reports Record Third Quarter 2025 Results

BLOOMINGTON, Minn., – November 5, 2025 – SkyWater Technology, Inc. (NASDAQ: SKYT), the largest exclusively U.S.-based, pure-play semiconductor foundry, today announced financial results for the third quarter 2025 ended September 28, 2025.
“We’re pleased to report financial results for the third quarter that exceeded our expectations across all metrics,” commented Thomas Sonderman, CEO. “Revenues from multiple quantum computing customers reached a new quarterly record, and we are on track to exceed 30% growth in our ATS revenues from quantum customers in fiscal 2025. We have signed four new quantum customers since the second quarter, building significant momentum as we establish SkyWater as the foundry partner of choice for this emerging growth end market. We believe our exclusively U.S. focus and Trusted status as a pure-play foundry partner make us the ideal manufacturing partner for multiple quantum computing technologies, and we expect to announce continued momentum in the coming quarters.
“Furthermore, we are very pleased to report financial results for our first full quarter of Texas operations that were significantly stronger than initially forecast. At the same time, we witnessed an acceleration of program timing within our aerospace and defense end markets, which led to stronger ATS development revenues in the quarter, compared to forecast. We believe 2025 is a transformative year for SkyWater, and anticipate continued strong growth ahead in the coming years.”
Recent Business Highlights:
•Strong momentum in quantum computing. Four new ATS (Advanced Technology Services) engagements with quantum computing companies have been signed since the second quarter, including with named customers SQC and QuamCore. With strong sequential ATS revenue growth reported for the third quarter, we expect to exceed 30% revenue growth in quantum computing related revenues in 2025.
•Significant upside recognized in first quarter of Texas operations. Both the revenue and profitability of our newly-acquired operations in Texas (“Fab 25”) exceeded our expectations. As a result of the acquisition of Fab 25, we now operate as two distinct reportable segments, which are Legacy SkyWater and SkyWater Texas. Third quarter revenue for SkyWater Texas was higher than expected and reflects the effects of purchase accounting, which has not been finalized, as well as additional revenue generated from higher than expected wafer production levels experienced immediately post-acquisition. The upside in SkyWater Texas revenue likewise resulted in favorable gross margin and earnings performance.
•Acceleration of ATS demand into Q3. Third quarter ATS revenues came in stronger than forecast due to the timing of program execution during the quarter. Our expectations for full-year ATS development revenues remain consistent with our prior August forecast, as the U.S. Government budget approvals remain delayed.
•Advanced Packaging revenues starting to ramp in Florida. Advanced Packaging facilitization progressed well during the third quarter. Tool installations are ramping and currently scheduled for completion in early-2026, readying our Florida operations for customer prototype builds expected later next year.

Q3 2025 Financial Summary:

GAAP
$ in millions, except per share data	Q3 2025	Q3 2024	Y/Y *	Q2 2025	Q/Q *
Legacy SkyWater
ATS development revenue (1)	$54.2	$56.4	(4)%	$52.6	3%
Wafer services revenue	$6.2	$6.7	(7)%	$5.4	15%
Combined ATS development and wafer services revenue *	$60.4	$63.1	(4)%	$58.0	4%
Tools revenue (2)	$3.7	$30.7	(88)%	$1.1	252%
Total Legacy SkyWater revenue *	$64.1	$93.8	(32)%	$59.1	9%

SkyWater Texas
Wafer services revenue	$86.6	$—	NM	$—	NM
Total SkyWater Texas revenue *	$86.6	$—	NM	$—	NM

Total consolidated revenue *	$150.7	$93.8	60.7%	$59.1	155%
Gross profit	$36.2	$20.2	79%	$10.9	232%
Gross margin *	24.0%	21.6%	240 bps	18.5%	550 bps
Net income (loss) to shareholders	$144.0	$1.5	NM	$(10.0)	NM
Basic net income (loss) per share	$2.98	$0.03	NM	$(0.21)	NM
Diluted net income (loss) per share	$2.95	$0.03	NM	$(0.21)	NM
Net income (loss) margin to shareholders	95.5%	1.6%	NM	(16.9)%	NM
__________________
* Amounts calculated based on figures reported in thousands
NM - Not meaningful

Non-GAAP
$ in millions, except per share data	Q3 2025	Q3 2024	Y/Y *	Q2 2025	Q/Q *
Non-GAAP gross profit	$37.1	$20.9	78%	$11.5	223%
Non-GAAP gross margin *	24.6%	22.3%	230 bps	19.5%	510 bps
Non-GAAP net income (loss) to shareholders	$11.5	$3.6	219%	$(5.5)	(309)%
Non-GAAP basic income (loss) per share	$0.24	$0.08	58%	$(0.11)	(209)%
Non-GAAP diluted income (loss) per share	$0.24	$0.08	NM	$(0.11)	NM
Adjusted EBITDA	$25.8	$11.0	135%	$2.3	NM
Adjusted EBITDA margin	17.1%	11.7%	540 bps	3.9%	1,320 bps
__________________
* Amounts calculated based on figures reported in thousands
NM - Not meaningful
(1)ATS development revenue represents GAAP revenue primarily derived from process development services, tool installation and qualification services, facility and tool access, leases where SkyWater serves as lessor, and security services.
(2)Tools revenue represents GAAP revenue primarily derived from the procurement and subsequent sale of equipment to our customers. While this equipment is owned by our customers, the equipment is retained in one of our fabs and is used to complete ATS customer programs.

Q3 2025 Results:
•Revenue: Legacy SkyWater revenue of $64.1 million decreased 32% compared to the third quarter of 2024, and is inclusive of $54.2 million of ATS development revenue, $6.2 million of Wafer Services revenue, and $3.7 million of Tools revenue. Legacy SkyWater ATS development revenue decreased 4% compared to the third quarter of 2024. Legacy SkyWater Wafer Services revenue decreased by 7% compared to the third quarter of 2024. Legacy SkyWater Tools revenue decreased by 88% compared to the third quarter of 2024. SkyWater Texas revenue was $86.6 million and is composed of Wafer Services revenue which includes revenues recognized on the off-market component of the supply agreement recorded in the preliminary purchase accounting for Fab 25.
•Gross Profit: GAAP gross profit was $36.2 million, or 24.0% of total revenue, compared to gross profit of $20.2 million, or 21.6% of total revenue, in the third quarter of 2024. Non-GAAP gross profit was $37.1 million, or 24.6% of total revenue, compared to non-GAAP gross profit of $20.9 million, or 22.3% of total revenue, in the third quarter of 2024. Tools revenue negatively impacted non-GAAP gross margin by 70 bps, compared to 1,050 bps in the third quarter of 2024.
•Operating Expenses: GAAP operating expenses were $28.4 million, compared to $15.5 million in the third quarter of 2024. Non-GAAP operating expenses were $23.5 million, compared to $14.1 million in the third quarter of 2024.
•Net Income: GAAP net income to shareholders inclusive of a preliminary $110.8 million bargain purchase gain related to the Fab 25 acquisition was $144.0 million, or $2.95 per diluted share, compared to a net income to shareholders of $1.5 million, or $0.03 per diluted share, in the third quarter of 2024. Non-GAAP net income to shareholders was $11.5 million, or $0.24 per diluted share, compared to a non-GAAP net income to shareholders of $3.6 million, or $0.08 per diluted share, in the third quarter of 2024. GAAP net income in the third quarter of 2025 was positively impacted by income tax benefit of $31.8 million, $27.5 million of which related to the release of a tax valuation allowance and the remaining $4.3 million, equivalent to $0.09 per share, related to tax benefits realized on post-acquisition deferred tax assets realization.
•Adjusted EBITDA: Adjusted EBITDA was $25.8 million, or 17.1% of total revenue, compared to $11.0 million, or 11.7% of total revenue, in the third quarter of 2024.
A reconciliation between GAAP and non-GAAP financial measures is contained in the tables below in the section titled “Non-GAAP Financial Measures.”
Q4 2025 Financial Outlook:
Our current expectations of fourth quarter financial results reflect the following ranges:

$ in millions, except per share data	Low-End Range		High-End Range
Legacy SkyWater
ATS development revenue	$48.0	—	$52.0
Wafer services revenue	$6.0	—	$7.0
Combined ATS development and wafer services revenue	$54.0	—	$59.0
Tools revenue	$17.0	—	$18.0
Total Legacy SkyWater revenue	$71.0	—	$77.0

SkyWater Texas
Wafer services revenue	$84.0	—	$88.0
Total SkyWater Texas revenue	$84.0	—	$88.0

Total consolidated revenue	$155.0	—	$165.0

GAAP gross margin %	16.5%	—	19.5%
Non-GAAP gross margin %	17.0%	—	20.0%
GAAP operating expenses	$28.5	—	$29.5
Non-GAAP operating expenses	$23.0	—	$24.0
GAAP diluted loss per share	$(0.21)	—	$(0.09)
Non-GAAP diluted loss per share	$(0.08)	—	$0.04
The outlook for non‑GAAP gross margin, operating expenses, and diluted net loss per share excludes anticipated equity-based compensation expense of approximately $2.4 million, or $0.05 per share (with an estimated $1.6 million in operating expenses and the remaining $0.8 million in cost of revenue), and estimated transaction-related costs of approximately $3.8 million, or $0.08 per share (all of which is included in operating expenses). Non-GAAP diluted net loss per share should be considered in addition to, but not as a substitute for, our financial information presented in accordance with GAAP.

Investor Webcast
SkyWater will host a conference call today, Wednesday, November 5, 2025, at 3:30 p.m. CT (4:30 p.m. ET) to discuss its third quarter 2025 financial results. A live webcast of the call will be available online at IR.SkyWaterTechnology.com.
About SkyWater Technology
SkyWater Technology (NASDAQ: SKYT) is securing America’s silicon foundation as the largest exclusively U.S.-based, pure-play semiconductor foundry. A trusted partner to both commercial customers and federal defense programs, SkyWater’s Technology as a Service model empowers innovators to bring emerging technologies like quantum computing and next-generation systems from concept to reality. With state-of-the-art facilities in Minnesota, Florida, and Texas, SkyWater specializes in foundational nodes and advanced packaging to support the nation’s critical infrastructure, strengthen supply chain resilience, and ensure long-term U.S. technology leadership. SkyWater is a DMEA-accredited Category 1A Trusted Foundry. To learn more, visit www.skywatertechnology.com.
Cautionary Statement Regarding Preliminary Results
The Company’s results for the third quarter and nine-months ended September 28, 2025 are preliminary, unaudited and subject to the finalization of the Company’s third quarter review and full-year audit and should not be viewed as a substitute for full financial statements prepared in accordance with GAAP. The Company cautions that actual results may differ materially from those described in this press release.

Revision to Historical Financial Statements
In the accompanying financial information, the Company has revised the beginning accumulated deficit balance as of January 1, 2024, the first day of the Company’s 2024 fiscal year, downward by $1.970 million to reflect the correction of overstatements of ATS development revenue from the Company’s 2022 and 2023 fiscal years. These revenue overstatements were immaterial to the consolidated financial statements of the Company for each respective fiscal year, as well as immaterial in the aggregate.
SkyWater Technology Forward-Looking Statements
This press release contains “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements that are based on the Company’s current expectations or forecasts of future events, rather than past events and outcomes, and such statements are not guarantees of future performance. Forward-looking statements include all statements other than statements of historical fact contained in this press release, including information or predictions concerning the Company’s future business, results of operations, financial performance, plans and objectives, competitive position, market trends, and potential growth and market opportunities. In some cases, you can identify forward-looking statements by words such as “intends,” “estimates,” “predicts,” “potential,” “continues,” “anticipates,” “plans,” “expects,” “believes,” “should,” “could,” “may,” “will,” “targets,” “projects,” “seeks” or the negative of these terms or other comparable terminology.
Forward-looking statements are subject to risks, uncertainties and assumptions, which may cause the Company’s actual results, performance or achievements to be materially different from those expressed or implied by such forward-looking statements. Key factors that could cause the Company’s actual results to be different than expected or anticipated include, but are not limited to: our goals and strategies; our future business development, financial condition and results of operations; our ability to continue operating our fabrication facilities at full capacity; our ability to appropriately respond to changing technologies on a timely and cost-effective basis; our customer relationships and our ability to retain and expand our customer relationships; our ability to accurately predict our future revenues for the purpose of appropriately budgeting and adjusting our expenses; our expectations regarding dependence on our largest customers; our ability to diversify our customer base and develop relationships in new markets, our ability to integrate the operations of the Fab 25 facility with our operations and risks associated with operating the Fab 25 facility; the performance and reliability of our third-party suppliers and manufacturers; our ability to procure tools, materials, and chemicals; our ability to control costs, including our operating and capital expenses; the size and growth potential of the markets for our solutions, and our ability to serve and expand our presence in those markets; the level of demand in our customers’ end markets; our ability to attract, train and retain key qualified personnel; adverse litigation judgments, settlements or other litigation-related costs; changes in trade policies, including the imposition of or increase in tariffs; our ability to raise additional capital or financing; our ability to accurately forecast demand; changes in local, regional, national and international economic or political conditions, including those resulting from increases in inflation and interest rates, a recession, or intensified international hostilities; the level and timing of U.S. government program funding; our ability to maintain compliance with certain U.S. government contracting requirements; regulatory developments in the United States and foreign countries; our ability to protect our intellectual property rights; and other factors discussed in the “Risk Factors” section of the Annual Report on Form 10-K the Company filed with the SEC on March 14, 2025 and the Quarterly Report on Form 10-Q the Company filed with the SEC on August 07, 2025 and in other documents that the Company files with the SEC, which are available at http://www.sec.gov. The Company assumes no obligation to update any forward-looking statements, which speak only as of the date of this press release.
Source String: SkyWater Technology (SKYT-IR)
SkyWater Investor Contact: Claire McAdams | claire@headgatepartners.com
SkyWater Media Contact: Tammy Swanson | tammy.swanson@skywatertechnology.com

SKYWATER TECHNOLOGY, INC.
Condensed Consolidated Balance Sheets
(Unaudited)

	September 28, 2025	December 29, 2024

	(in thousands, except per share data)
Assets
Current assets
Cash and cash equivalents	$30,895	$18,844
Accounts receivable (net of allowance for credit losses of $68 and $398, respectively)	85,056	54,332
Contract assets (net of allowance for credit losses of $18 and $42, respectively)	51,326	20,890
Inventory	20,304	14,535
Prepaid expenses and other current assets	51,044	23,476
Total current assets	238,625	132,077
Property and equipment, net	517,484	165,431
Intangible assets, net	8,967	7,779
Other assets	21,953	8,488
Total assets	$787,029	$313,775
Liabilities and shareholders’ equity
Current liabilities
Current portion of long-term debt	$6,179	$5,073
Accounts payable	72,518	29,590
Accrued expenses	41,532	36,829
Short-term financing, net of unamortized debt issuance costs	143,367	27,669
Contract liabilities	92,278	55,166
Total current liabilities	$355,874	$154,327
Long-term liabilities
Long-term debt, less current portion and net of unamortized debt issuance costs	$34,262	$34,704
Long-term contract liabilities	163,563	51,901
Deferred income tax liability, net	7,903	632
Other long-term liabilities	25,679	8,721
Total long-term liabilities	231,407	95,958
Total liabilities	$587,281	$250,285
Shareholders’ equity
Preferred stock, $0.01 par value per share (80,000 shares authorized, zero shares issued and outstanding as of September 28, 2025 and December 29, 2024)	—	—
Common stock, $0.01 par value per share (200,000 shares authorized;48,508 shares issued and outstanding as of September 28, 2025 and 47,704 shares issued and outstanding as of December 29, 2024, respectively)	489	478
Additional paid-in capital	199,592	189,132
Accumulated deficit	(7,276)	(131,996)
Total shareholders’ equity, SkyWater Technology, Inc.	192,805	57,614
Noncontrolling interests	6,943	5,876
Total shareholders’ equity	199,748	63,490
Total liabilities and shareholders’ equity	$787,029	$313,775

SKYWATER TECHNOLOGY, INC.
Condensed Consolidated Statements of Operations
(Unaudited)

	Three-Month Period Ended			Nine-Month Period Ended
	September 28, 2025	June 29, 2025	September 29, 2024	September 28, 2025	September 29, 2024

	(in thousands, except share data)
Revenue	$150,741	$59,063	$93,817	$271,100	$266,782
Cost of revenue	114,520	48,164	73,582	209,723	216,453
Gross profit	36,221	10,899	20,235	61,377	50,329
Research and development expense	4,370	3,368	3,431	10,987	10,825
Selling, general, and administrative expense	23,997	14,009	12,095	53,036	35,598
Operating income (loss)	7,854	(6,478)	4,709	(2,646)	3,906
Other income (expense)
Bargain purchase gain	110,790	—	—	110,790	—
Interest expense	(5,322)	(1,637)	(1,988)	(8,771)	(6,859)
Income (loss) before income taxes	113,322	(8,115)	2,721	99,373	(2,953)
Income tax (benefit) expense	(31,830)	742	93	(30,704)	7
Net income (loss)	145,152	(8,857)	2,628	130,077	(2,960)
Less: net income attributable to noncontrolling interests	1,139	1,121	1,116	3,387	3,154
Net income (loss) attributable to SkyWater Technology, Inc.	$144,013	$(9,978)	$1,512	$126,690	$(6,114)
Net income (loss) per share attributable to common shareholders, basic	$2.98	$(0.21)	$0.03	$2.64	$(0.13)
Weighted average shares used in computing net income (loss) per common share, basic	48,275	48,091	47,523	48,052	47,339
Net income (loss) per share attributable to common shareholders, diluted	$2.95	$(0.21)	$0.03	$2.62	$(0.13)
Weighted average shares used in computing net income (loss) per common share, diluted	48,770	48,091	47,640	48,334	47,339

SKYWATER TECHNOLOGY, INC.
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Nine-Month Period Ended
	September 28, 2025	September 29, 2024

		As Restated
	(in thousands)
Cash flows from operating activities
Net income (loss)	$130,077	$(2,960)
Adjustments to reconcile net income (loss) to net cash flows provided by operating activities
Bargain purchase gain	(110,790)	—
Revenue from off-market component of supply agreement recorded in purchase accounting	(8,571)	—
Depreciation and amortization expense	21,525	13,295
Gain on sale of property and equipment	—	(55)
Accretion of investment tax credits	(681)	—
Amortization of debt issuance costs included in interest expense	1,184	1,322
Equity-based compensation expense	6,825	6,105
Deferred income taxes	(29,962)	(301)
Provision for credit losses	428	262
Changes in operating assets and liabilities, net of the effect of acquisitions
Accounts receivable and contract assets	(38,599)	5,624
Inventory	34	911
Prepaid expenses, other current assets, and other assets	(30,142)	2,164
Accounts payable and accrued expenses	28,516	(6,386)
Contract liabilities, current and long-term	37,263	(806)
Income tax receivable and payable	—	564
Net cash provided by operating activities	$7,107	$19,739
Cash flows from investing activities
Acquisition	(86,466)	—
Purchase of software and licenses	(2,256)	(1,953)
Purchases of property and equipment	(18,237)	(7,261)
Net cash used in investing activities	$(106,959)	$(9,159)
Cash flows from financing activities
Proceeds from draws on the revolving line of credit	394,330	251,000
Repayment of draws on the revolving line of credit	(283,681)	(251,463)
Proceeds from tool financings	—	1,298
Repayment of tool financing advanced payments	—	(920)
Proceeds from sale leaseback transaction	4,599	—
Principal payments on long-term debt	(4,192)	(3,248)
Cash paid for principal on finance leases	(411)	(520)
Proceeds from the issuance of common stock pursuant to equity compensation plans	3,627	2,433
Cash paid on licensed technology obligations	—	(2,500)
Contributions from noncontrolling interest	625	324
Distributions to noncontrolling interest	(2,994)	(4,682)
Net cash provided by (used in) financing activities	$111,903	$(8,278)
Net change in cash and cash equivalents	12,051	2,302
Cash and cash equivalents, beginning of period	18,844	18,382
Cash and cash equivalents, end of period	$30,895	$20,684

Supplemental GAAP Financial Information by Quarter

	Q3 2025	Q2 2025	Q1 2025	Q4 2024	Q3 2024	Q2 2024	Q1 2024

	(in thousands)
Legacy SkyWater
ATS development revenue (1)	$54,196	$52,605	$52,535	$59,401	$56,390	$61,669	$61,185
Wafer services revenue	6,245	5,411	7,527	4,371	6,718	5,780	9,992
Combined ATS development and wafer services revenue	60,441	58,016	60,062	63,772	63,108	67,449	71,177
Tools revenue (2)	3,686	1,047	1,234	11,715	30,709	25,880	8,459
Total Legacy SkyWater revenue	64,127	59,063	61,296	75,487	93,817	93,329	79,636

Cost of revenue, excluding tools	41,428	47,283	46,009	46,516	43,105	51,346	58,396
Cost of tools revenue (2)	3,743	881	1,030	9,674	30,477	24,869	8,260
Total Legacy SkyWater cost of revenue	45,171	48,164	47,039	56,190	73,582	76,215	66,656

Legacy SkyWater gross profit, excluding tools	19,013	10,733	14,053	17,256	20,003	16,103	12,781
Tools gross profit	(57)	166	204	2,041	232	1,011	199
Legacy SkyWater gross profit	18,956	10,899	14,257	19,297	20,235	17,114	12,980

SkyWater Texas
Wafer services revenue	86,614	—	—	—	—	—	—
Cost of revenue	69,349	—	—	—	—	—	—
SkyWater Texas gross profit	17,265	—	—	—	—	—	—

Revenue impact of modified customer contracts (3)	$—	$—	$—	$—	$—	$—	$—
Cost of revenue impact of modified customer contracts (3)	—	—	—	—	(5,616)	—	—
Gross profit impact of modified customer contracts (3)	$—	$—	$—	$—	$5,616	$—	$—

(1)ATS development revenue represents GAAP revenue primarily derived from process development services, tool installation and qualification services, facility and tool access, leases where SkyWater serves as lessor, and security services.
(2)Tools revenue and cost of tools revenue represents GAAP revenue and cost primarily derived from the procurement and subsequent sale of equipment to our customers. While this equipment is owned by our customers, the equipment is retained in one of our fabs and is used to complete ATS customer programs.
(3)SkyWater accounts for the impacts of customer contract modifications in accordance with GAAP. Customer contract modifications that add or eliminate performance obligations and thereby change the scope of our customer programs often impact the revenue and/or cost of revenue associated with performance on customer programs. In the first quarter of 2024, we recorded a $8,004 charge to recognize future estimated losses for one significant customer program based on anticipated cost increases to complete the customer’s program. In the third quarter of 2024, we successfully modified a significant customer contract, which resulted in a decrease in our estimate of future costs to complete their program. The remaining $5,616 loss accrual recorded at the time the contract was modified was released, which reduced cost of revenue for the three-month period ended September 29, 2024.

Non-GAAP Financial Measures
We provide non-GAAP financial information that our management regularly evaluates to provide additional insight to investors and to supplement our results reported using U.S. generally accepted accounting principles (GAAP). We provide non-GAAP cost of revenue, non-GAAP gross profit, non-GAAP gross margin, non-GAAP research and development expense, non-GAAP selling, general and administrative expense, non-GAAP net income (loss) to shareholders, non-GAAP net income (loss) to shareholders per basic share and non-GAAP net income (loss) per diluted share. Our management uses these non-GAAP financial measures to make informed operating decisions, complete strategic planning, prepare annual budgets, and evaluate Company and management performance. We believe these non-GAAP financial measures are useful performance measures to our investors because they provide a baseline for analyzing trends in our business and exclude certain items that may not be indicative of our core operating results. The non-GAAP financial measures disclosed in this earnings release should not be viewed as an alternative to, or more meaningful than, the reported results prepared in accordance with GAAP. In addition, because these non-GAAP financial measures are not determined in accordance with GAAP, other companies, including our peers, may calculate their non-GAAP financial measures differently than we do. As a result, the non-GAAP financial measures presented in this earnings release may not be directly comparable to similarly titled measures presented by other companies.
We also provide earnings before interest, income taxes, depreciation and amortization (EBITDA), adjusted EBITDA and adjusted EBITDA margin as supplemental non-GAAP measures. We define adjusted EBITDA as net income (loss) attributable to SkyWater Technology, Inc. before interest expense, income tax expense (benefit), depreciation and amortization, and certain other items that we do not view as indicative of our ongoing performance, including net income attributable to noncontrolling interests; equity-based compensation expense; management transition expense; transaction and integration costs, tax benefits from the release of tax valuation allowances, and bargain purchase gains. Our management uses EBITDA, adjusted EBITDA and adjusted EBITDA margin to make informed operating decisions, complete strategic planning, prepare annual budgets, and evaluate Company and management performance. We believe these non-GAAP financial measures are useful performance measures to our investors because they allow for an effective evaluation of our operating performance when compared to other companies, including our peers, without regard to financing methods or capital structures. We exclude the items listed above from net income (loss) in arriving at adjusted EBITDA and adjusted EBITDA margin because the amounts of these items can vary substantially within our industry depending on the accounting methods and policies used, book values of assets, capital structures, and the methods by which assets were acquired. These non-GAAP financial measures should not be considered as an alternative to, or more meaningful than, the reported results prepared in accordance with GAAP. Certain items excluded from these non-GAAP financial measures are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as the historic cost bases of depreciable assets, none of which are reflected in these non-GAAP financial measures. Our presentation of these non-GAAP financial measures should not be construed as an indication that our results will be unaffected by the items excluded from adjusted EBITDA and adjusted EBITDA margin. In future fiscal periods, we may exclude such items and may incur income and expenses similar to these excluded items. Accordingly, the exclusion of these items, and other similar items, from these non-GAAP financial measures should not be interpreted as implying that these items are non-recurring, infrequent or unusual, unless otherwise expressly indicated.
The following tables present a reconciliation of the most directly comparable financial measures, calculated and presented in accordance with GAAP, to our non-GAAP financial measures.

SKYWATER TECHNOLOGY, INC.
Reconciliation of GAAP to Non-GAAP Financial Measures
(Unaudited)

	Three-Month Period Ended			Nine-Month Period Ended
	September 28, 2025	June 29, 2025	September 29, 2024	September 28, 2025	September 29, 2024

	(in thousands)
GAAP revenue	$150,741	$59,063	$93,817	$271,100	$266,782

GAAP cost of revenue	$114,520	$48,164	$73,582	$209,723	$216,453
Equity-based compensation expense (1)	(895)	(626)	(565)	(2,088)	(1,524)
Management transition expense (3)	—	—	(97)	—	(97)
Non-GAAP cost of revenue	$113,625	$47,538	$72,920	$207,635	$214,832

GAAP gross profit	$36,221	$10,899	$20,235	$61,377	$50,329
GAAP gross margin	24.0%	18.5%	21.6%	22.6%	18.9%
Equity-based compensation expense (1)	895	626	565	2,088	1,524
Management transition expense (3)	—	—	97	—	97
Non-GAAP gross profit	$37,116	$11,525	$20,897	$63,465	$51,950
Non-GAAP gross margin	24.6%	19.5%	22.3%	23.4%	19.5%

GAAP research and development expense	$4,370	$3,368	$3,431	$10,987	$10,825
Equity-based compensation expense (1)	(142)	(113)	(69)	(338)	(266)
Non-GAAP research and development expense	$4,228	$3,255	$3,362	$10,649	$10,559

GAAP selling, general, and administrative expense	$23,997	$14,009	$12,095	$53,036	$35,598
Equity-based compensation expense (1)	(1,627)	(1,543)	(1,384)	(4,399)	(4,315)
Management transition expense (3)	—	—	—	—	(664)
Transaction and integration costs (4)	(3,087)	(2,171)	—	(7,068)	—
Non-GAAP selling, general, and administrative expense	$19,283	$10,295	$10,711	$41,569	$30,619

GAAP net income (loss) to common shareholders	$144,013	$(9,978)	$1,512	$126,690	$(6,114)
Equity-based compensation expense (1)	2,664	2,282	2,018	6,825	6,105
Management transition expense (3)	—	—	97	—	761
Transaction and integration costs (4)	3,087	2,171	—	7,068	—
Tax benefit from release of tax valuation allowances (2)	(27,486)	—	—	(27,486)	—
Bargain purchase gains (6)	(110,790)	—	—	(110,790)	—
Non-GAAP net income (loss) to common shareholders	$11,488	$(5,525)	$3,627	$2,307	$752

	Three-Month Period Ended			Nine-Month Period Ended
	September 28, 2025	June 29, 2025	September 29, 2024	September 28, 2025	September 29, 2024

	(in thousands)
Equity-based compensation expense allocation in the consolidated statements of operations (1):
Cost of revenue	$895	$626	$565	$2,088	$1,524
Research and development expense	142	113	69	338	266
Selling, general and administrative expenses	1,627	1,543	1,384	4,399	4,315
	$2,664	$2,282	$2,018	$6,825	$6,105

Management transition expense allocation in the consolidated statements of operations (3):
Cost of revenue	$—	$—	$97	$—	$97
Research and development expense	—	—	—	—	—
Selling, general and administrative expenses	—	—	—	—	664
	$—	$—	$97	$—	$761

	Three-Month Period Ended September 28, 2025		Nine-Month Period Ended September 28, 2025
	GAAP	Non-GAAP	GAAP	Non-GAAP

Computation of net income per common share, basic and diluted:	(in thousands, except per share data)
Numerator:
Net income to common shareholders	$144,013	$11,488	$126,690	$2,307
Denominator:
Weighted-average common shares outstanding, basic	48,275	48,275	48,052	48,052
Net income per common share, basic	$2.98	$0.24	$2.64	$0.05
Weighted-average common shares outstanding, diluted	48,770	48,770	48,334	48,334
Net income per common share, diluted	$2.95	$0.24	$2.62	$0.05

			Three-Month Period Ended June 29, 2025
			GAAP	Non-GAAP

Computation of net loss per common share, basic			(in thousands, except per share data)
Numerator:
Net loss to common shareholder			$(9,978)	$(5,525)
Denominator:
Weighted-average common shares outstanding, basic and diluted			48,091	48,091
Net loss per common share, basic and diluted			$(0.21)	$(0.11)

	Three-Month Period Ended September 29, 2024		Nine-Month Period Ended September 29, 2024
	GAAP	Non-GAAP	GAAP	Non-GAAP

Computation of net income (loss) per common share, basic and diluted	(in thousands, except per share data)
Numerator:
Net income (loss) common shareholder	$1,512	$3,627	$(6,114)	$752
Denominator:
Weighted-average common shares outstanding, basic	47,523	47,523	47,339	47,339
Net income (loss) per common share, basic	$0.03	$0.08	$(0.13)	$0.02
Weighted-average common shares outstanding, diluted	47,640	47,640	47,339	47,481
Net income (loss) per common share, diluted	$0.03	$0.08	$(0.13)	$0.02

	Three-Month Period Ended			Nine-Month Period Ended
	September 28, 2025	June 29, 2025	September 29, 2024	September 28, 2025	September 29, 2024

	(in thousands)
Net income (loss) to common shareholders (GAAP)	$144,013	$(9,978)	$1,512	$126,690	$(6,114)
Net income (loss) margin to common shareholders	95.5%	(16.9)%	1.6%	46.7%	(2.3)%

Interest expense	$5,322	$1,637	$1,988	$8,771	$6,859
Income tax expense (benefit) (2)	(31,830)	742	93	(30,704)	7
Depreciation and amortization, net	12,186	4,301	4,166	20,844	13,295
EBITDA	$129,691	$(3,298)	$7,759	$125,601	$14,047

Equity-based compensation expense (1)	$2,664	$2,282	$2,018	$6,825	$6,105
Management transition expense (3)	—	—	97	—	761
Transaction and integration costs (4)	3,087	2,171	—	7,068	—
Net income attributable to noncontrolling interests (5)	1,139	1,121	1,116	3,387	3,154
Bargain purchase gains (6)	(110,790)	—	—	(110,790)	—
Adjusted EBITDA	$25,791	$2,276	$10,990	$32,091	$24,067
Adjusted EBITDA margin	17.1%	3.9%	11.7%	9.0%	9.0%

(1) Represents non-cash equity-based compensation expense.
(2) Represents the tax benefit from the release of tax valuation allowances previously recorded against tax attributes recognized as deferred tax assets. SkyWater releases tax valuation allowances when facts and circumstances change and demonstrate the Company has future sources of taxable income that will allow it to realize its tax attributes.
(3) Represents the cost of severance, separation, and other termination benefits related to the reorganization of the manufacturing, sales, marketing, and operations leadership team.
(4) Represents transaction and integration costs associated with our June 30, 2025 acquisition of Fab 25, including legal fees, professional services fees, consultant fees, and other costs to effectuate the closing of the transaction and integration of the acquired business.
(5) Represents net income attributable to noncontrolling interests arising from our variable interest entity (VIE), which was formed for the purpose of purchasing the land and building of our primary operating facility in Bloomington, Minnesota. Since interest expense is added back to net loss to shareholders in our adjusted EBITDA financial measure, we also add back the net income attributable to noncontrolling interests as its net income is derived from interest the VIE charges SkyWater.
(6) Represents the preliminary bargain purchase gain recognized for the acquisition of Fab 25 on June 30, 2025. The total consideration paid by SkyWater to acquire Fab 25 was less than the fair value of the net assets acquired and necessitated the recognition of the bargain purchase gain pursuant to GAAP. The amount of the bargain purchase gain is impacted by the fair values assigned to the net assets acquired in purchase accounting. Values in this regard, as well as related tax impacts, are preliminary in nature as of the date of this release and are subject to finalization in the next several quarters as allowed by GAAP. Changes in values are to be expected and could be significant as this work is finalized. Any adjustments recognized to finalize purchase accounting will impact the amount of the bargain purchase gain arising from the acquisition and will be reflected on a prospective basis in future quarters.